UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 26, 2007

Golden Eagle International, Inc.

(Exact Name of Registrant as Specified in its Charter)

Colorado	0-23726	84-1116515
(State or Other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification
Incorporation)		No.)

9661 South 700 East, Salt Lake City, Utah 84070
(Address of Principal Executive Offices) (Zip Code)

(801) 619-9320
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, If Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events

        On June 26, 2007, Golden Eagle International, Inc. (hereafter “us” or “we”) received notice from Platinum Diversified Mining Inc. (“PDM”) that it had reached a decision to terminate a Term Sheet entered into on June 2, 2007 between PDM and us. The termination will take effect on June 30, 2007. PDM’s CEO indicated to us that the location of our project presented obstacles to PDM’s shareholder approval process.

        On June 2, 2007, we signed a non-binding Term Sheet with PDM for: (a) the sale of our Buen Futuro gold and copper project in eastern Bolivia consisting of 2,500 acres located 186 miles north of Santa Cruz, Bolivia, and 11.2 miles east of the township of Ascension de Guarayos; (b) a joint venture on our Precambrian Properties consisting of 134,000 acres located approximately in the same locale as, and surrounding, the Buen Futuro project; and, (c) an option for the sale of our Gold Bar Mill located 25 miles southwest of Eureka, Nevada.

        The Termination Notice Letter dated June 25, 2007, as well as the press release dated June 27, 2007, entitled: “Golden Eagle Announces Termination of Term Sheet with Platinum Diversified Mining Inc.; Company Continues Development of A Zone Buen Futuro Gold/Copper Project and C Zone Gold Project,” are attached to this Form 8-K as Exhibits 10.4 and 99 respectively.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.4	Termination Notice Letter from Platinum Diversified Mining Inc. to Golden Eagle International, Inc. dated June 25, 2007.

99.	Press Release dated June 27, 2007: "Golden Eagle Announces Termination of Term Sheet with Platinum Diversified Mining Inc.; Company Continues Development of A Zone Buen Futuro Gold/Copper Project and C Zone Gold Project,"

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, on the 26th day of June, 2007.

Golden Eagle International, Inc. By: /s/ Terry C. Turner —————————————— Terry C. Turner President and Chief Executive Officer